UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2012 Equity Incentive Plan

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Amended Equity Plan”) to, among other items, increase the number of shares of common stock reserved under the plan for future issuance by 2,500,000 shares. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the Amended Equity Plan, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the Amended Equity Plan. A summary of the material terms of the Amended Equity Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2015 (the “Proxy Statement”). A copy of the Amended Equity Plan is filed with the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of Locke Lord LLP at 111 Huntington Avenue, Boston, Massachusetts on May 13, 2015. Out of 113,483,003 shares of Common Stock (as of the record date of March 17, 2015) entitled to vote at the meeting, 107,555,711 shares, or 94.78%, were present in person or by proxy.

1.              At the Annual Meeting, each of the nine nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

Proposal to elect the	Number of Votes
following nominees as a director	For	Withheld	Broker Non- Votes
1. Richard J. Faubert	86,063,710	760,869	20,731,019
2. R. John Fletcher	85,478,535	1,346,157	20,731,019
3. Arthur L. George, Jr.	86,121,589	702,518	20,731,019
4. Joseph P. Keithley	86,107,017	717,675	20,731,019
5. John T. Kurtzweil	86,081,158	743,534	20,731,019
6. Barbara J. Lundberg	85,501,491	1,323,201	20,731,019
7. Patrick H. Nettles	77,234,755	9,589,937	20,731,019
8. Mary G. Puma	85,487,713	1,336,979	20,731,019
9. Thomas St. Dennis	85,884,921	939,771	20,731,019

2.              The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2015. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2015.	106,396,690	979,703	179,318	0	99%

3.              The following sets forth the tally of the votes cast on the proposal to approve the amendment to the 2012 Equity Incentive Plan, as adopted by the Board of Directors. A majority of the votes cast were voted in favor of the approval of the 2012 Equity Incentive Plan, as amended by the Board of Directors, and therefore the amended 2012 Equity Incentive Plan has been approved by the stockholders.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal to approve the amendment to the 2012 Equity Incentive Plan, as amended.	69,518,016	7,250,745	10,055,931	20,731,019	91%

4.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2014, as described under “Executive Compensation” in the proxy statement for this meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2014, as described under “Executive Compensation” in the proxy statement for this meeting.	83,731,098	1,991,367	1,102,227	20,731,019	98%

Item 8.01 Other Events.

On May 13, 2015, the Board of Directors of the Company:

•                  elected Patrick H. Nettles as the Chairman of the Board of Directors;

•                  appointed R. John Fletcher, Arthur L. George, Jr., John T. Kurtzweil, and Patrick H. Nettles to serve as the Compensation Committee of the Board of Directors, with Mr. Fletcher designated as Chairman thereof;

•                  appointed  Joseph P. Keithley, John T. Kurtzweil and Barbara J. Lundberg to serve as the Audit Committee of the Board of Directors, with Ms. Lundberg designated as Chairman thereof:

•                  appointed Richard J. Faubert, Joseph P. Keithley, Barbara J. Lundberg and Thomas St. Dennis  to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairman thereof: and

•                  appointed Richard J. Faubert, R. John Fletcher, Arthur L. George, Jr., Joseph P. Keithley, Patrick H. Nettles, and Thomas St. Dennis to serve as the Technology Committee of the Board of Directors with Mr. Nettles designated as Chairman thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel